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                       AMENDMENT NO. 2 TO
                    TAX ALLOCATION AGREEMENT


                         By and Between

                   ALLEGHENY POWER SYSTEM INC.

                      and its Subsidiaries


       Amending the Agreement dated as of December 1, 1994


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     AMENDMENT NO. 2 dated as of September 3, 1997, among
ALLEGHENY POWER SYSTEM, INC. (hereinafter called the "Parent Company") and the direct and indirect subsidiaries of the Parent Company (hereinafter called the "Subsidiary Companies"), collectively referred to hereinafter as "the parties hereto."

     WHEREAS, the Parent Company and the Subsidiaries are parties to an agreement dated as of December 1, 1994 concerning their federal income tax allocation (the "Tax Allocation Agreement");
and

     WHEREAS, one new indirect subsidiary company has been formed and is joining in the consolidated group for federal income tax purposes;

     NOW THEREFORE, the parties hereto hereby mutually agree that:

     1. Allegheny Energy Solutions, Inc. is included as a party to the Tax Allocation Agreement as of the date hereof.

     2. With the addition of the subsidiary above-named, the Agreement dated as of December 1, 1994 remains in full force and effect, as amended.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed.

                              ALLEGHENY GENERATING COMPANY


                              By:  /s/ A. J. Noia
                                   President

                              ALLEGHENY PITTSBURGH COAL COMPANY


                              By   /s/ A. J. Noia
                                   President

                              ALLEGHENY POWER SERVICE CORPORATION


                              By:  /s/ A. J. Noia
                                   President


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                              ALLEGHENY POWER SYSTEM, INC.


                              By:  /s/ A. J. Noia
                                   President


                              AYP CAPITAL, INC.


                              By:  /s/ A. J. Noia
                                   President


                              MONONGAHELA POWER COMPANY


                              By:  /s/ J. D. Latimer
                                   Vice President


                              THE POTOMAC EDISON COMPANY


                              By:  /s/ J. D. Latimer
                                   Vice President


                              WEST PENN POWER COMPANY


                              By:  /s/ J. D. Latimer
                                   Vice Presdient


                              WEST PENN WEST VIRGINIA WATER
                              POWER COMPANY


                              By:  /s/ J. D. Latimer
                                   Vice President


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                              WEST VIRGINIA POWER AND
                              TRANSMISSION COMPANY


                              By:  /s/ A. J. Noia
                                   President


                              ALLEGHENY COMMUNICATIONS CONNECT,
INC.


                              By:  /s/ A. J. Noia
                                   President


                              AYP ENERGY, INC.


                              By:  /s/ A. J. Noia
                                   President


                              ALLEGHENY ENERGY SOLUTIONS, INC.


                              By:  /s/ A. J. Noia
                                   President


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